Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF LOUISIANA
SHREVEPORT DIVISION

IN RE:	CASE NO. 04-13259

HOLLYWOOD CASINO	JOINTLY ADMINISTERED
SHREVEPORT, et al.
CHAPTER 11

Debtors

JOINT PLAN OF THE DEBTORS, HCS - GOLF COURSE LLC,
AND THE BONDHOLDERS COMMITTEE,
PROPOSED MARCH 3, 2005

INTRODUCTION

The Debtors, Shreveport Capital Corporation, Hollywood Casino Shreveport, HCS I, Inc., HCS II, Inc., and HWCC-Louisiana, Inc., their non-debtor affiliate HCS - Golf Course, LLC, and the Bondholder Committee propose the following Plan to restructure, under chapter 11 of the Bankruptcy Code, the Debtors’ outstanding claims and interests.  The Disclosure Statement, distributed with this Plan, contains a discussion of the Debtors’ history, business, properties, results of operations, projections of future operations, and a summary and analysis of the Plan and certain related matters, including certain risk factors relating to the Plan’s confirmation and implementation.  The Plan Proponents urge all holders of Claims to review the Disclosure Statement and Plan in full before voting to accept or reject the Plan.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

Except as otherwise expressly provided, capitalized terms have the meanings given to them in this Article I.  Terms that are not defined in this Plan but are defined in the Bankruptcy Code or the Bankruptcy Rules have the meanings given to them therein.

In this Plan, (a) any reference to a document as being in a specific form or on particular terms and conditions means the document substantially in that form or on substantially those terms and conditions, (b) unless otherwise specified, references to Articles, Sections, Schedules, and Exhibits are references to Articles, Sections, Schedules, and Exhibits of or to the Plan; (c) words such as “herein” or “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (d) captions and headings to Articles and Sections are for ease of reference only, and otherwise are not a part of the Plan and do not affect its interpretation; and (e) the definitions and rules of construction in Sections 101 and 102 of the Bankruptcy Code apply.  With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after that date.

1.1                               “Administrative Claim” means a claim entitled to priority under Section 507(a)(1) or 507(b) of the Bankruptcy Code.

1.2                               “Allowed” when used to describe a claim, means:  (a) listed in the Schedules in an amount greater than zero and (i) not listed as disputed, contingent or unliquidated, and (ii) as to which no proof of the claim has been filed; (b) as to which a timely proof of the claim has been filed in a sum certain, as to which any objection or motion to estimate, equitably subordinate, reclassify, or otherwise limit the recovery thereon has been resolved; (c) allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) allowed under this Plan or by Final Order of the Bankruptcy Court.

1.3                               “Amended and Restated Note Indenture” means the amended and restated First Mortgage Note Indenture under which the New Notes will be issued.

1.4                               “Assumed Contract List” means the list, contained in the Plan Supplement, of executory contracts and unexpired leases to be assumed under Section 9.1.

1.5                               “Assumed Assets” means the assets of HCS and its Estate that shall vest in Reorganized HCS under Section 13.2.

1.6                               “Assumed Liabilities” means the liabilities of HCS and its Estate identified as “Current Liabilities” as reflected on the Schedule of Accounts attached to the Investment Agreement as Schedule 1.3 and identified as “Included.”

1.7                               “Avoidance Actions” means Rights of Action arising under Sections 502, 510, 542, 544, 545, 547 through 551 or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Rights of Action.

1.8                               “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division, or any other court that properly exercises jurisdiction over the Chapter 11 Cases, proceedings arising therein or the resolution of a claim.

1.9                               “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court.

1.10                        “Bar Date” means the dates designated by the Bankruptcy Court as the last date for filing proofs of claim in the Chapter 11 Cases, other than proofs of claim for Postpetition Claims and claims arising from the rejection of executory contracts or unexpired leases.

1.11                        “Black Diamond” means Black Diamond Capital Management, BDLM Opportunity Fund, L.P., Black Diamond LLO 2000-1 Ltd. and their affiliates.

1.12                        “Bondholder Committee” means the Bondholder Committee appointed in the Chapter 11 Cases by the United States Trustee for Region 5 on November 24, 2004.

1.13                        “Business Day” means a day other than a Saturday, Sunday or legal holiday, on which commercial banks are open for business in Dallas, Texas.

1.14                        “Cash Distribution” has the meaning set forth in Section 1.3(c) of the Investment Agreement.

1.15                        “Chapter 11 Cases” means the Debtors’ cases under chapter 11 of the Bankruptcy Code.

1.16                        “Collateral” means property or an interest in property of any Estate that is encumbered by a lien to secure the payment or performance of a claim.

1.17                        “Committees” means the Bondholder Committee and the Non-Bondholder Committee appointed by the United States Trustee in the Chapter 11 Cases.

1.18                        “Confirmation Date” means the date of the Confirmation Order’s entry.

1.19                        “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider the Plan’s confirmation.

1.20                        “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan.

1.21                        “Construction Actions” means, collectively, the Rights of Action entitled Cleveland Construction, Inc. v. Broadmoor Anderson, et al., No. CV00-1597S, United States District Court, Western District of Louisiana, Shreveport Division; Broadmoor/Roy Anderson, et al., v. Cleveland Construction, Inc., No. CV00-1603S, United States District Court, Western District of Louisiana, Shreveport Division; New Hampshire Insurance Company v. Hollywood Casino Shreveport, et al., No. CV00-2299S, United States District Court, Western District of Louisiana, Shreveport Division; Hollywood Casino Shreveport v. XL Reinsurance America, Inc. f/k/a NAC Reinsurance Corporation and Greenwich Insurance Company, No. CV03-1660S, United States District Court, Western District of Louisiana, Shreveport Division; Hollywood Casino Shreveport v. Broadmoor, LLC fka Broadmoor, AAA Case No. 69 Y 110-00108-03;

Broadmoor/Roy Anderson Corp., J.V. v. Hollywood Casino Shreveport , AAA Case No.. 69 Y 110-00108-03; and Hollywood Casino Shreveport v. Broadmoor/Roy Anderson Corp., J.V., et al., No. CV-03-01669, District Court of Dallas County, Texas, 134th Judicial District.

1.22                        “Cure” means the payment of cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit that Debtor to assume the contract or lease under Section 365(a) of the Bankruptcy Code.

1.23                        “Debt Securities” means the First Mortgage Notes or Senior Secured Notes.

1.24                        “Debt Securities Claim” means the claim of a holder of a Debt Security, arising thereunder.

1.25                        “Disallowed Claim” means a claim, or any portion thereof, that:  (a) is not listed on the Debtors’ Schedules, or is listed therein as contingent, unliquidated, disputed, or in an amount equal to zero, and whose holder has failed to file a timely proof of claim; or (b) the Bankruptcy Court has disallowed by Final Order.

1.26                        “Disbursing Agent” is defined in Sections 6.6 and 7.1.

1.27                        “Disclosure Statement” means the amended disclosure statement that relates to the Plan dated [March    , 2005.]

1.28                        “Disputed Claim” means a claim that is not an Allowed Claim or a Disallowed Claim.

1.29                        “Distribution Date” means the date, occurring on or as soon as practicable (and in no event more than 20 days) after the Effective Date, on which the

Disbursing Agent first makes distributions to holders of Allowed Claims as provided in this Plan.

1.30                        “Distribution Record Date” is defined in Section 7.2(ii).

1.31                        “Distribution Reserve” means the reserve for Disputed Claims established under Section 7.4.

1.32                        “Effective Date” means the day on which the Plan becomes effective.

1.33                        “Exculpated Person” is defined in Section 13.5.

1.34                        “Estate” means any of the estates created under Section 541 of the Bankruptcy Code in the Chapter 11 Cases, and “Estates” means, collectively, all of them.

1.35                        “Excluded Causes of Action” means those Rights of Action listed on Exhibit E together with any promissory notes, instruments or other documents related thereto.

1.36                        “Excluded Liabilities” means the obligations of the Debtors and their Estates that are not Assumed Liabilities.

1.37                        “Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the amount thereof.

1.38                        “Fifth Amended and Restated Joint Venture Agreement” means the Fifth Amended and Restated Joint Venture Agreement of Reorganized HCS, substantially in the form contained in the Plan Supplement.

1.39                        “Final Order” means an order or judgment, entered by a court of competent jurisdiction, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or seek other review has expired and (iii) no appeal or request for rehearing or other review is pending.

1.40                        “First Mortgage Note Claims” is defined in Section 4.3(b)(i).

1.41                        “First Mortgage Note Indenture” means the indenture dated as of August 10, 1999 among HCS and SCC, as issuers, H.L., HCS I and HCS II, as guarantors, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee, under which the First Mortgage Notes were issued.

1.42                        “First Mortgage Notes”  means $150 million aggregate principal amount of 13% First Mortgage Notes due 2006 with Contingent Interest issued and outstanding under the First Mortgage Note Indenture.

1.43                        “Fourth Amended and Restated Joint Venture Agreement” means the Fourth Amended and Restated Joint Venture Agreement of Reorganized HCS, substantially in the form contained in the Plan Supplement.

1.44                        “Gap Claim” means a Claim entitled to priority under Section 507(a)(2) of the Bankruptcy Code.

1.45                        “General Unsecured Claim” means an Unsecured Claim other than a Note Deficiency Claim.

1.46                        “HCS” means Hollywood Casino Shreveport, a Louisiana general partnership.

1.47                        “HCS Convenience Claims” is defined in Section 4.6.

1.48                        “HCS General Unsecured Claims” is defined in Section 4.5.

1.49                        “HCS I” means HCS I, Inc., a Louisiana corporation.

1.50                        “HCS II”  means HCS II, Inc., a Louisiana corporation.

1.51                        “HCS Assumed Claims” is defined in Section 4.7.

1.52                        “H.L.” means HWCC-Louisiana, Inc., a Louisiana corporation.

1.53                        “Hollywood Old Equity Interests” means the Old Equity Interests other than the Paddlewheels’ Old Equity Interests.

1.54                        “Intercompany Claim” means (a) any account reflecting intercompany book entries between two Debtors, (b) any claim that is not reflected in such book entries and is held against a Debtor by a Debtor, or (c) any claim of an affiliate of a Debtor for management fees under the Management Agreement.

1.55                        “Investment Agreement” means the Investment Agreement among HCS, Eldorado Resorts LLC and the Plan Sponsors, dated October 18, 2004, in the form attached hereto as Exhibit D.

1.56                        “Investor Closing Date” means the Investor Closing Date under the Investment Agreement.

1.57                        “Management Agreement” means the Management Services Agreement dated as of September 22, 1998, between HCS and Manager as amended by the Amendment to Management Services Agreement dated as of August 2, 1999, between such parties.

1.58                        “Manager” means HWCC-Shreveport, Inc., a Louisiana corporation.

1.59                        “New Management Agreement” means the management agreement between Reorganized HCS and Eldorado Shreveport #1, LLC or its designated affiliate, substantially in the form contained in the Plan Supplement.

1.60                        “New Noteholder Partnership Interests” means the general partnership interests in Reorganized HCS to be issued to Noteholder Newco under the Plan and the Reorganized HCS Amended and Restated Joint Venture Agreement for the benefit of holders of claims in Class 5.

1.61                        “New Notes” means the notes to be co-issued by Reorganized HCS and Reorganized SCC under the Plan and the Amended and Restated Note Indenture, in the aggregate principal amount of $140,000,000.

1.62                        “New Sponsor Interests” means the general partnership interests in Reorganized HCS to be issued to the Plan Sponsors under the Plan, the Investment Agreement and the Fifth Amended and Restated Joint Venture Agreement.

1.63                        “Non-bondholder Committee” means the Non-bondholder Unsecured Creditors’ Committee appointed in the Chapter 11 Cases by the United States Trustee for Region 5 on November 19, 2004.

1.64                        “Note Deficiency Claims” is defined in Section 4.3(b)(iii).

1.65                        “Noteholder Cash Distribution” means the Cash Distribution less the amount of Cash necessary to satisfy Allowed Postpetition Claims described in Section 2.3 (Professional Fees; Substantial Contribution and Other Administrative Claims), Allowed claims in Class 7 (HCS General Unsecured Claims), Allowed claims in Class 8 (HCS Convenience Claims), and obligations under Section 5.6 (Fees and Expenses of the Indenture Trustee).

1.66                        “Noteholder Newco” means HCS - Golf Course, LLC, a Delaware limited liability company that, under Section 8.6, will be converted into a Delaware Corporation on or prior to the Effective Date.

1.67                        “Noteholder Newco Charter” means the certificate of incorporation and bylaws of Noteholder Newco, substantially in the form contained in the Plan Supplement.

1.68                        “Noteholder Newco Interests” means the shares in Noteholder Newco to be issued to the holders of claims in Class 5 under the Plan and the Noteholder Newco Charter, representing 100% of the equity interests in Noteholder Newco.

1.69                        “Old Equity Interests” means the equity interests, whether or not evidenced by a security, of each of the Debtors other than SCC, issued and outstanding immediately before the Effective Date, together with any option, warrant, or right, contractual or otherwise, to acquire or receive that equity security.

1.70                        “Other Unsecured Claims” means General Unsecured Claims against SCC, HCS I, HCS II or H.L.

1.71                        “Other Priority Claims” is defined in Section 4.1.

1.72                        “Other Secured Claims” is defined in Section 4.2.

1.73                        “Paddlewheels’ Old Equity Interests” means Shreveport Paddlewheels, L.L.C.’s residual general partnership interest in HCS.

1.74                        “Periodic Distribution Date” means each of (a) the Distribution Date, (b) the first Business Day occurring at least six months after the Distribution Date, and (c) the first Business Day occurring at least six months after the immediately preceding Periodic Distribution Date.

1.75                        “Petition Date” means the dates on which petitions for relief commencing the Chapter 11 Cases were filed.

1.76                        “Plan” means this joint reorganization plan.

1.77                        “Plan Documents” means, collectively, the Assumed Contract List, the Rejected Contract List, the Fourth Amended and Restated Joint Venture Agreement, the Fifth Amended and Restated Joint Venture Agreement, the Noteholder Newco Charter, the New Management Agreement, the Amended and Restated Note Indenture and related collateral documents, and a list of individuals who will serve as officers and directors of Reorganized SCC and Noteholder Newco and the managers of the Plan Sponsors and a summary of their qualifications and compensation.

1.78                        “Plan Proponents” means the Debtors, Noteholder Newco, and the Bondholder Committee.

1.79                        “Plan Sponsors” means Eldorado Shreveport #1, LLC, a Nevada limited liability company, and Eldorado Shreveport #2, LLC, a Nevada limited liability company.

1.80                        “Plan Supplement” means the compilation of the Plan Documents to be filed with the Clerk of the Bankruptcy Court.

1.81                        “Postpetition Claims” means, collectively, Administrative Claims and Gap Claims.

1.82                        “Postpetition Claims Bar Date” means the date that is 60 days after the Effective Date.

1.83                        “Postpetition Interest” means interest accruing after the Petition Date.

1.84                        “Preferred Partnership Distributions” means the preferred distributions under the Reorganized HCS Amended and Restated Joint Venture Agreement on account of the Preferred Capital Contribution Amount (as defined in the Reorganized HCS Amended and Restated Joint Venture Agreement).

1.85                        “Priority Tax Claim” means a claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.86                        “Professional” means a person employed under Section 327 or 1103 of the Bankruptcy Code.

1.87                        “Professional Fee Claim” means a Professional’s claim for compensation or reimbursement of expenses, relating to services performed after the Petition Date through the Effective Date.

1.88                        “Rejected Contract List” means the non-exclusive list, contained in the Plan Supplement, of executory contracts and unexpired leases to be rejected under Section 9.1.

1.89                        “Rejection Damages Deadline” means the deadline for filing a claim based on the rejection of an executory contract or unexpired lease under the Plan.

1.90                        “Reorganized .. . . ” means the applicable Debtor from and after the Effective Date, and “Reorganized Debtors” means, collectively, all of them.

1.91                        “Reorganized HCS Amended and Restated Joint Venture Agreement” means (i) from the Effective Date until the Investor Closing Date, the Fourth Amended and Restated Joint Venture Agreement and (ii) on and after the Investor Closing Date, the Fifth Amended and Restated Joint Venture Agreement.

1.92                        “Rights of Action” means actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

1.93                        “Schedules” means the schedules of assets and liabilities filed in the Bankruptcy Court by the Debtors, as they may be amended.

1.94                        “SCC” means Shreveport Capital Corporation, a Louisiana corporation.

1.95                        “SCC Equity Securities” means the equity securities of SCC, issued and outstanding immediately before the Effective Date.

1.96                        “Secured Claim” means a claim that is secured by a lien on Collateral.

1.97                        “Senior Secured Note Claims” is defined in Section 4.3(b)(ii).

1.98                        “Senior Secured Note Indenture” means the indenture dated as of June 15, 2001 among HCS and SCC, as issuers, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee, under which the Senior Secured Notes were issued.

1.99                        “Senior Secured Notes” means $39 million aggregate principal amount of 13% Senior Secured Notes due 2006 with Contingent Interest issued and outstanding under the Senior Secured Note Indenture.

1.100                 “Subordinated Claim” is defined in Section 4.9.

1.101                 “Substantial Contribution Claim” means a claim, under Section 503(b)(3) or (4) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.102                 “Unimpaired” means not impaired.

1.103                 “Unsecured Claim” means a claim that is not secured by a lien on Collateral and is not entitled to priority under Section 507 of the Bankruptcy Code.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

2.1                               Non-Classification Postpetition Claims and Priority Tax Claims are not classified.

2.2                               Postpetition Claims

Each holder of a Postpetition Claim shall be paid in full in cash.  Notwithstanding the foregoing and except as provided in Section 2.3, the Debtors may pay, in the ordinary course of business, any undisputed Postpetition Claim based on a liability incurred in the ordinary course of business after the Petition Date, in accordance with the terms and conditions of any agreement relating thereto.  The following Section 2.3 governs the payment of Professional Fee Claims, Substantial Contribution Claims, and claims for reimbursement of expenses of individual members of any Committee.

2.3                               Professional Fees; Substantial Contribution and Reimbursement Claims

Applications for Professional Fee Claims, Substantial Contribution Claims, claims for reimbursement of expenses of individual members of a Committee, and any other Administrative Claim not otherwise paid hereunder must be filed and served on the Reorganized HCS no later than the Postpetition Claims Bar Date.  The Debtors shall schedule a hearing as promptly as practicable to consider all applications so filed and shall give notice thereof and of the date to file objections thereto in accordance with Bankruptcy Rule 2016.  The Disbursing Agent shall pay each such Administrative Claim as soon as practicable after its allowance by the Bankruptcy Court.  Notwithstanding the foregoing, any entity entitled to receive compensation or reimbursement of expenses under an Order of the Bankruptcy Court may continue to receive that compensation or reimbursement for fees and expenses incurred through the Effective Date without further order of the Bankruptcy Court.

2.4                               Priority Tax Claims

Each Priority Tax Claim shall be paid in full in cash.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

The Plan places all claims and interests, except Postpetition Claims and Priority Tax Claims, in the classes listed below.

CLASS	TREATMENT
Class 1 - Other Priority Claims	Unimpaired
Class 2 - Other Secured Claims (Each Other Secured Claim shall constitute a separate Class numbered 2.1, 2.2, 2.3, etc.)	Unimpaired.
Class 3 - First Mortgage Note Claims.	Impaired.
Class 4 - Senior Secured Note Claims	Impaired.
Class 5 - Note Deficiency Claims	Impaired.
Class 6 – Reserved	N/A
Class 7 - HCS General Unsecured Claims	Impaired.
Class 8 - HCS Convenience Claims	Unimpaired.
Class 9 - HCS Assumed Claims	Unimpaired.
Class 10 - Other Unsecured Claims and Intercompany Claims	Impaired.
Class 11 - Subordinated Claims	Impaired.
Class 12 - Old Equity Interests	Impaired.
Class 13 - SCC Equity Interests	Unimpaired.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

4.1                               Class 1 - Other Priority Claims

(i)                                     Claims in Class:  Class 1 is comprised of all claims entitled to priority under Section 507(a)(3), (4), (5), (6) or (7) of the Bankruptcy Code (“Other Priority Claims”).

(ii)                                  Treatment:  Each holder of an Allowed Other Priority Claim shall be paid in full in cash.

4.2                               Class 2 - Other Secured Claims

(i)                                     Claims in Class:  Class 2 is comprised of all Secured Claims other than First Mortgage Note Claims and Senior Secured Note Claims (“Other Secured Claims”).

(ii)                                  Subclassification:  Each Other Secured Claim shall constitute a separate Class numbered 2.1, 2.2, 2.3, etc.

(iii)                               Treatment:  At the option of the Plan Proponents, each Other Secured Claim shall be treated as follows:  (i) the claim will be paid in full and in cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the Bankruptcy Code; (ii) the holder of the Other Secured Claim will receive the Collateral securing the Other Secured Claim; or (iii) the Other Secured Claim will be treated in any other manner that will leave its class Unimpaired.

4.3                               Classification and Allowance of Claims in Classes 3, 4 and 5

(a)                                  Classification

(i)                                     Claims in Class 3:  Class 3 is comprised of all Allowed Secured Claims under the First Mortgage Notes (“First Mortgage Note Claims”).

(ii)                                  Claims in Class 4:  Class 4 is comprised of all Allowed Secured Claims under the Senior Secured Notes (“Senior Secured Note Claims”).

(iii)                               Claims in Class 5:  Class 5 is comprised of all Allowed Unsecured Claims under the Debt Securities (“Note Deficiency Claims”).

(b)                                 Allowance

(i)                                     Class 3.  The First Mortgage Note Claims shall be Allowed in Class 3 in an amount equal to $81,000,000 or such other amount as the Bankruptcy Court determines.

(ii)                                  Class 4.  The Senior Secured Note Claims shall be Allowed in Class 4 in an amount equal to $24,000,000 or such other amount as the Bankruptcy Court determines.

(iii)                               Class 5.  The Note Deficiency Claims shall be Allowed in Class 5 in an amount equal to the aggregate amount of outstanding principal, interest, fees, and charges under the Debt Securities through the Petition Date, and any fees or charges due under the First Mortgage Note Indenture or Senior Secured Notes Indenture, less (x)  the amount of Allowed First Mortgage Note Claims and Senior Secured Notes Claims and (y) the amount of Disallowed or Subordinated Debt Securities Claims.

(iv)                              Disputed or Subordinated Debt Securities Claims.  Notwithstanding the provisions of this Section 4.3(b), if the Debtors or

Noteholder Newco has (i) commenced an adversary proceeding against or (ii) filed a motion to subordinate the claims of, the holder of a Debt Security, then the claim of such holder shall be treated as a Disputed Claim under the Plan and the distributions that would otherwise have gone to such holder shall be held in the Distribution Reserve until distributed under Section 7.4.

4.4                               Treatment of Claims in Classes 3, 4, and 5

(i)                                     Class 3.  Each holder of an Allowed First Mortgage Note Claim shall receive a principal amount of New Notes equal to its Allowed First Mortgage Note Claim.

(ii)                                  Class 4.  Each holder of an Allowed Senior Secured Note Claim shall receive a principal amount of New Notes equal to the amount of its Allowed Senior Secured Note Claim.

(iii)                               Class 5:  Except as provided in Section 5.6, each holder of an Allowed Claim in Class 5 shall receive its pro rata share, based on the Allowed amount of its Class 5 claim, of: (i) $140,000,000 principal amount of New Notes less the amount of New Notes to be distributed to holders of claims in Classes 3 and 4 and (ii) the Noteholder Newco Interests.  The portion of the Allowed Class 5 claims representing the fees and charges of U.S. Bank National Association, as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture shall be paid as provided in Section 5.6.

(iv)                              Noteholder Newco:  The (i) Preferred Partnership Distributions, (ii) New Noteholder Partnership Interests, (iii) Noteholder Cash Distribution and (iv) the Excluded Causes of Action, shall be distributed to Noteholder Newco.

(v)                                 Form of Consideration:  The terms and conditions of the New Notes shall be as set forth in the Amended and Restated Note Indenture.  A summary of some of the principal terms and conditions of the New Notes is set forth on the attached Exhibit A.  The terms and conditions of the Preferred Partnership Distributions and of the New Noteholder Partnership Interests shall be as set forth in the Reorganized HCS Amended and Restated Joint Venture Agreement.  A summary of some of the principal terms and conditions of the Preferred Partnership Distributions is set forth on the attached Exhibit B.  A summary of some of the principal terms and conditions of the New Noteholder Partnership Interests is set forth on the attached Exhibit C.  The terms and conditions of the Noteholder Newco Interests shall be as set forth in the Noteholder Newco Charter.  A summary of some of the principal terms and conditions of the Noteholder Newco Interests is set forth on the attached Exhibit F.

4.5                               Class 7 - HCS General Unsecured Claims

(i)                                     Claims in Class:  Class 7 is comprised of all General Unsecured Claims against HCS other than HCS Convenience Claims and HCS Assumed Claims (“HCS General Unsecured Claims”).

(ii)                                  Treatment:  Each holder of an Allowed HCS General Unsecured Claim shall receive one-third of the Face Amount of its Allowed Claim in Cash.

4.6                               Class 8 - HCS Convenience Claims

(i)                                     Claims in Class:  Class 8 is comprised of all HCS General Unsecured Claims of a single holder of a type that would otherwise be included in Class 7 that are either (i) $7,500 or less in the aggregate or (ii) greater than $7,500 in the aggregate but as to which the holder thereof has made an election on the ballot for voting on the Plan to have such claim treated as a Class 8 HCS Convenience Claim (“HCS Convenience Claims”).

(ii)                                  Treatment:  Each holder of an Allowed HCS Convenience Claim shall receive cash equal to the Face Amount thereof, plus Postpetition Interest if necessary to leave unaltered the legal, equitable and contractual rights of such holder, up to $7,500.

4.7                               Class 9 - HCS Assumed Claims

(i)                                     Claims in Class:  Class 9 is comprised of all claims that constitute Assumed Liabilities (“HCS Assumed Claims”).

(ii)                                  Treatment:  Each holder of an Allowed HCS Assumed Claim shall be paid in full in cash by Reorganized HCS.

4.8                               Class 10  -  Other Unsecured Claims and Intercompany Claims

(i)                                     Claims in Class:  Class 10 is comprised of all Other Unsecured Claims and Intercompany Claims.

(ii)                                  Treatment:  Holders of Other Unsecured Claims and Intercompany Claims shall not receive or retain any property or interest in property on account thereof.

4.9                               Class 11  -  Subordinated Claims

(i)                                     Claims in Class:  Class 11 is comprised of all claims subordinated under section 510(b) or 510(c) of the Bankruptcy Code (“Subordinated Claims”).

(ii)                                  Treatment:  Holders of Subordinated Claims shall not receive or retain any property or interest in property on account thereof.

4.10                        Class 12  - Old Equity Interests

(i)                                     Interests in Class:  Class 12 is comprised of all Old Equity Interests.

(ii)                                  Treatment:  All Old Equity Interests shall be cancelled, and holders of Old Equity Interests shall not receive or retain any property or interest in property on account thereof.

4.11                        Class 13  - SCC Equity Securities

(i)                                     Interests in Class:  Class 13 is comprised of all SCC Equity Securities.

(ii)                                  Treatment:  Reorganized HCS shall continue to hold 100% of the SCC Equity Securities, which will continue to be evidenced by the existing stock certificates held by HCS.

ARTICLE V

ALLOWANCE AND RESOLUTION OF CLAIMS

5.1                               Allowed Claims

Notwithstanding any contrary provision herein, the Disbursing Agent shall make distributions only on account of Allowed Claims.  No holder of a Disputed Claim will receive any distribution on account thereof until, and then only to the extent that, its Disputed Claim becomes an Allowed Claim.  The Disbursing Agent shall withhold distributions otherwise due hereunder to the holder of a claim for a reasonable period of time to enable the Reorganized Debtors or Noteholder Newco, as appropriate, to determine whether to object to the claim.  The Disbursing Agent shall establish a reserve in accordance with Section 7.4 for Disputed Claims that are Excluded Liabilities.  The presence of a Disputed Claim in any class will not be a cause to delay distribution to Allowed Claims in that class or in other classes, as long as a reserve is created for the Disputed Claim in accordance herewith.  Any holder of a claim that becomes an Allowed Claim after the Distribution Date will receive its distribution on the next Periodic Distribution Date.

5.2                               Full Satisfaction

The Disbursing Agent shall make, and each holder of a claim shall receive, the distributions provided for in the Plan in full satisfaction and discharge of the claim.  Any consideration received under the Plan by the holders of the Debt Securities in connection with their claims relating to the Debt Securities shall first be attributable to any accrued but unpaid interest on the Debt Securities and any amounts in excess thereof shall be attributable to unpaid principal of the Debt Securities.

5.3                               Postpetition Interest

Except as otherwise expressly provided herein, no holder of a claim shall be entitled to or shall receive Postpetition Interest.

5.4                               Alternative Treatment

Notwithstanding any contrary provision herein, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any less favorable distribution or treatment to which it and the Plan Proponents or, after the Effective Date, (i) the Reorganized Debtor obligated on its claim, or (ii) Noteholder Newco with respect to a claim that constitutes an Excluded Liability, may agree in writing.

5.5                               Post Confirmation Claim and Asset Resolution

After the Effective Date, the Reorganized Debtors may defend, pursue or settle, without Bankruptcy Court approval, any Disputed Claim or claim or cause of action of the Estates constituting an Assumed Liability or Assumed Asset.  After the Effective Date, Noteholder Newco may defend, pursue or settle, without Bankruptcy Court approval, any Disputed Claim or claim or cause of action of the Estates constituting an Excluded Liability or Excluded Cause of Action.

5.6                               Fees and Expenses of Indenture Trustee

On the Distribution Date, the Reorganized Debtors shall pay in full all reasonable fees and charges owing to U.S. Bank National Association, as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture.  Distributions to holders of First Mortgage Notes and Senior Secured Notes under the Plan shall not be reduced on account of the payments made under this paragraph.  The Bankruptcy Court shall resolve any dispute as to fees and charges to be paid under this Section.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1                               Plan Funding

Cash payments under the Plan shall be funded by cash on hand.

6.2                               Continued Existence of HCS and SCC and Revesting of Assets

Except as otherwise provided in the Plan or Confirmation Order, on the Effective Date, all property of the Estates of HCS and SCC other than Excluded Causes of Action shall vest in Reorganized HCS and Reorganized SCC, respectively, free and clear of all claims, liens, charges, other encumbrances and interests other than Assumed Liabilities.  Reorganized HCS shall continue to exist on and after the Effective Date as a general partnership under the laws of the State of Louisiana and the Reorganized HCS Amended and Restated Joint Venture Agreement.  Reorganized SCC shall continue to exist on and after the Effective Date as a corporation under the laws of the State of Louisiana and its existing charter as amended as required under Section 1123(a)(6) of the Bankruptcy Code.  On and after the Effective Date, Reorganized HCS and Reorganized SCC may operate their business and may use, acquire and dispose of property and compromise or settle any Disputed Claims that constitute Assumed Liabilities or Assumed Assets as provided in Section 5.5 without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order.  The Confirmation Order shall provide that (i) the liens of the holders of Debt Securities under the First Mortgage Note Indenture and Senior Secured Note Indenture and related collateral documents shall remain in full and effect (without any break in attachment or perfection and without the necessity of executing, filing or recording any new documents or notices) and shall be first priority perfected liens securing the New Notes issued under the Amended and Restated New Note Indenture and (ii) that the liens on HCS I’s and HCS II’s general partnership interests in HCS will remain in effect after the Effective Date and will secure the New Notes, until such partnership interests are canceled under the Plan on the Investor Closing Date.

6.3                               Investment Agreement; Management Agreement

(i)                                     On the Investor Closing Date, upon the terms and subject to the conditions set forth in the Investment Agreement and the Fifth Amended and Restated Joint Venture Agreement, Reorganized HCS shall carry out the terms of the Investment Agreement, and Reorganized HCS shall issue, sell and deliver to the Plan Sponsors all of the New Sponsor Interests.

(ii)                                  On the Investor Closing Date, Reorganized HCS and Eldorado Shreveport #1, LLC or its designated affiliate shall enter into the New Management Agreement and the Management Agreement shall be terminated in accordance with its terms.

6.4                               Cancellation of Debt Securities and Old Equity Interests

On the Effective Date, the promissory notes and related guaranties evidencing the Debt Securities and Paddlewheels’ Old Equity Interests shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged and released.  On the Investor Closing Date, immediately after the issuance of the New Sponsor Interests to the Plan Sponsors, the Hollywood Old Equity Interests shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged and released.

6.5                               Issuance of Equity Interests and New Securities

On the Effective Date, Reorganized HCS and Reorganized SCC shall co-issue the New Notes and make them available to the Disbursing Agent for distribution in accordance with the Plan.  The New Notes shall be issued under the Amended and Restated Note Indenture, which shall be substantially in the form contained in the Plan Supplement.  On the Effective Date, Reorganized HCS shall issue the New Noteholder Partnership Interests to Noteholder Newco under the Fourth Amended and Restated Joint Venture Agreement.  On the Effective Date, Noteholder Newco shall issue the Noteholder Newco Interests and make them available to the Disbursing Agent for distribution in accordance with the Plan.  On the Investor Closing Date, immediately prior to the cancellation of the Hollywood Old Equity Interests, Reorganized HCS shall issue the New Sponsor Interests to the Plan Sponsors.  The Confirmation Order shall provide that the issuance of the Noteholder Newco Interests and the New Notes shall be exempt from registration requirements in accordance with Section 1145 of the Bankruptcy Code.

6.6                               Excluded Causes of Action and Excluded Liabilities

On the Effective Date, Noteholder Newco will be authorized to (a) hold, prosecute, settle or otherwise dispose of Excluded Causes of Action and (b) file objections and otherwise initiate actions to resolve any remaining issues regarding the allowance and payment of claims that constitute Excluded Liabilities or are held by defendants or potential defendants of Excluded Causes of Action, and the Estates shall transfer the Excluded Causes of Action to Noteholder Newco, which transfer shall be free and clear of all liens, claims and encumbrances.  As soon as practicable after the

Effective Date, Noteholder Newco shall be substituted as the plaintiff in all Excluded Causes of Action that were commenced by the Debtors before the Effective Date.

6.7                               Cash Distributions

Distributions of cash to each holder of an Allowed Claim (other than in Class 5 and Priority Tax Claims) shall be made on the latest of (A) the Distribution Date, (B) the date on which it becomes an Allowed Claim or (C) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the claim).  Distribution of the Noteholder Cash Distribution shall be made promptly after the “Final Net Working Capital Determination” under Section 1.4 of the Investment Agreement.  Each Allowed Priority Tax Claim will be paid at Reorganized HCS’s option (a) on the latest of (i) the Distribution Date, (ii) the date on which it becomes an Allowed Claim or (iii) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim), or (b) to the extent permitted under Section 1129(a)(9) of the Bankruptcy Code, over six years from the assessment date thereof in equal annual installments, including interest on the unpaid portion of the claim, accruing from the Effective Date calculated at the short term AFR (as defined in 26 U.S.C. §  1274(d)) plus 3%, fixed as of the Effective Date.

After the Effective Date, the Noteholder Cash Distribution may be used by Noteholder Newco, in its sole reasonable discretion, to fund reserves for expenses associated with (i) the investigation, commencement and prosecution of Excluded Causes of Action, (ii) objections to Claims and (iii) the general corporate governance and operation of Noteholder Newco.  The balance of any Noteholder Cash Distribution proceeds not used by Noteholder Newco for the purposes set forth above shall, and shall be deemed to, be distributed by Noteholder Newco, as Disbursing Agent, to holders of Class 5 Claims, or the successors of same under the provisions of the Plan.

6.8          Dissolution of Certain Debtors

After the Investor Closing Date, HCS I, HCS II and H.L. shall be dissolved under applicable state law.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1          Disbursing Agent

Except with respect to claims in Class 7 and cash distributions to holders of claims in Class 5 and as otherwise provided in Section 7.2, Reorganized HCS shall serve, without bond, as Disbursing Agent under the Plan, unless at any time before the Confirmation Hearing, the Plan Proponents designate another person to serve as Disbursing Agent.  Noteholder Newco shall serve as the Disbursing Agent to hold and distribute Cash to holders of claims in Classes 5 and 7.  Any entity other than Reorganized HCS that acts as a Disbursing Agent, including Noteholder Newco acting in such capacity, shall be an agent of Reorganized HCS and not a separate taxable entity with respect to, for example, the assets held, income received or disbursements or distributions made for Reorganized HCS.  Neither Reorganized HCS nor Noteholder Newco shall be required to provide a bond in connection with the making of any distributions pursuant to the Plan.

7.2          Distributions to Holders of Debt Securities Claims

(i)            Distributions to Indenture Trustees / Agents

Notwithstanding any contrary provision hereof, the Disbursing Agent shall make all distributions provided for under the Plan on account of Debt Securities Claims to the respective indenture trustee or agent, who shall make distributions as promptly as practicable to the holders of those claims in accordance with the provisions of this Plan and the applicable indenture or note agreement.  The reasonable fees and expenses of the indenture trustee and agent for making distributions under the Plan shall be paid under Section 5.6.

(ii)          Distribution Record Date

Prior to the Effective Date, the Debtors shall file a motion with the Bankruptcy Court requesting the establishment of a record date for the purpose of making distributions under the Plan on account of Debt Securities (the “Distribution Record Date”).  At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities.  Neither the Reorganized Debtors, the Disbursing Agent, nor the indenture trustees or agents shall be obligated to recognize any transfer of Debt Securities occurring after the Distribution Record Date.  They may instead recognize and deal for all purposes hereunder only with the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

7.3          Delivery of Distributions

The Disbursing Agent shall make distributions to each holder of an Allowed Claim (a) at the address shown on the list of creditors filed with the petitions commencing the Chapter 11 Cases, (b) at the address listed in the Schedules if different from the address shown on the list of creditors filed with the petitions commencing the

Chapter 11 Cases, (c) if a proof of claim is filed, and the address is different from that listed in the Schedules, at the address set forth in the proof of claim, or (d) in the case of the holder of a Debt Securities Claim, as set forth above, if there is a trustee or agent, through the indenture trustee.

7.4          Distribution Reserve

(i)            Distribution Reserve; Estimation of Claims

(1)           On the Effective Date, the Disbursing Agent shall establish a Distribution Reserve on account of Disputed Claims that are Excluded Liabilities.  The Distribution Reserve shall initially include cash and other property to be distributed under the Plan in amounts sufficient to distribute to each holder of a Disputed Claim the full amount that it would receive hereunder if its claim should ultimately become an Allowed Claim in its full Face Amount.

(2)           Notwithstanding the foregoing, the Disbursing Agent may move for a Bankruptcy Court order determining, before allowance of the claim, the maximum allowable amount of any Disputed Claim and, if the Bankruptcy Court enters such an order, shall adjust the amount held in the Distribution Reserve on account of that Disputed Claim in accordance therewith.  Except as set forth in Section 7.4(ii), the maximum allowable amount of any Disputed Claim so determined by the Bankruptcy Court shall constitute the maximum recovery that the holder thereof may recover after the allowance of its Disputed Claim.

(3)           After any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the next Periodic Distribution Date, make the distributions that would have been made to such holder if the Disputed Claim had been an Allowed Claim on or before the Effective Date (or, if less, the amount thereof determined in accordance with the immediately preceding subparagraph (2)) plus any interest, dividends or other distribution earned thereon.

(ii)           Reserve Surplus.

If a Disputed Claim becomes (i) a Disallowed Claim,  (ii) an Allowed Claim in an amount less than the amount held as the Distribution Reserve on account thereof, or (iii) a Subordinated Claim, the amount attributable to the claim’s Disallowed or subordinated portion shall constitute reserve surplus (“Reserve Surplus”).  Should the amount of an Allowed Claim exceed the amount held as the Distribution Reserve on account thereof, the holder shall be entitled to receive any shortfall in the distribution that it would otherwise be entitled to receive solely from the Reserve Surplus, but in no event shall such holder have recourse to any payments or distributions theretofore made to or for the benefit of any holder from the Distribution Reserve or Reserve Surplus.  If more than one holder has a right to receive distributions from the Reserve Surplus, then they shall receive their pro rata share of the Reserve Surplus.  After Final Orders have been entered, or other final resolutions have been reached, with respect to all Disputed Claims, any remaining cash or other property held in the Distribution Reserve will be distributed to Noteholder Newco as an additional Noteholder Cash Distribution.

7.5          Distributions Relating to Allowed Insured Claims

If any claim otherwise payable hereunder is covered by an insurance policy held by the Debtors, the claim may be satisfied, in whole or in part, with the proceeds of the policy.

7.6          Fractional Distributions

(i)            New Notes:  The New Notes will be issued in denominations of $1000 or integral multiples thereof.  If a distribution to a holder of an Allowed Claim would otherwise result in the issuance of New Notes in a principal amount that is not an integral multiple of $1000, the distribution of New Notes will be rounded down to the next lower integral multiple of $1000.  Fractional interests shall be combined into as many New Notes with $1000 increments to provide for the aggregate principal amount of New Notes issued on the Effective Date to be $140,000,000 with these New Notes distributed to holders of Allowed Claims with fractional interests in descending order until all New Notes have been distributed.  Except as provided in the previous sentence, no consideration will be provided to holders of claims in lieu of fractional distribution of New Notes.

(ii)           Noteholder Newco Interests:  No fractional Noteholder Newco Interests will be issued.  If a distribution to a holder of an Allowed Claim would otherwise result in the issuance of a number of Noteholder Newco Interests that is not a whole number, the actual distribution of Noteholder Newco Interests will be rounded down to the next whole number.  No consideration will be provided to holders of claims in lieu of fractional distribution of Noteholder Newco Interests.

7.7          Withholding and Reporting Requirements

In making distributions, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority.

7.8          Defenses; Setoff

Any defenses, counterclaims, rights of set off or recoupment of any Debtor with respect to a claim constituting an Assumed Liability shall vest in and inure to the benefit of the respective Reorganized Debtor.  Any defenses, counterclaims, rights of set off or recoupment of any Debtor with respect to a claim constituting an Excluded Liability shall vest in and inure to the benefit of Noteholder Newco.  To the extent permitted by law, the Reorganized Debtor or Noteholder Newco, as applicable, may, but shall not be required to, set off against any claim, the payments or other distributions to be made in respect thereof, and claims of any nature whatsoever that any Debtor or Reorganized Debtor may have against the claim’s holder, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release of a claim or cause of action of any of the Reorganized Debtors or Noteholder Newco.

7.9          Exemption from Certain Transfer Taxes

In accordance with Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security or the making or delivery of an instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax or similar tax.  All governmental officials and agents shall forego the assessment and collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

ARTICLE VIII

GOVERNANCE OF THE REORGANIZED DEBTORS AND NOTEHOLDER NEWCO

8.1          Administration Pending Effective Date

Te Debtors shall continue to operate their business as debtors in possession until the Effective Date.

8.2          General Partners in Reorganized HCS

The Plan Sponsors and Noteholder Newco shall be the general partners in Reorganized HCS.  The New Noteholder Partnership Interests shall be non-voting.  A list of individuals who will serve as the managers of the Plan Sponsors and the officers and directors of Noteholder Newco and a summary of their qualifications and compensation will be contained in the Plan Supplement.

8.3          Reorganized HCS Amended and Restated Joint Venture Agreement

On the Effective Date, the Fourth Amended and Restated Joint Venture Agreement shall become effective.  On the Investor Closing Date, the Fifth Amended and Restated Joint Venture Agreement shall become effective.  The Fourth Amended and Restated Joint Venture Agreement shall provide for, among other things, the authorization and issuance of the New Noteholder Partnership Interests and Preferred Partnership Distributions, and other provisions necessary to facilitate the Plan’s consummation.  The Fifth Amended and Restated Joint Venture Agreement shall provide for, among other things, the issuance of the New Sponsor Interests, and other provisions necessary to facilitate the Plan’s consummation.

8.4          Officers and Directors of Corporate Debtors

The respective officers and directors of HCS I, HCS II, and H.L. will continue to serve in those capacities after the Effective Date.  A list of individuals who will serve as officers and directors of Reorganized SCC and a summary of their qualifications and compensation will be contained in the Plan Supplement.

8.5          Corporate / Partnership Action

After the Confirmation Date, all terms of this Plan may be put into effect and carried out without further action by the Debtors’ or Reorganized Debtors’ partners, officers, directors or stockholders, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including:  (i) the adoption of the Reorganized HCS Amended and Restated Joint Venture Agreement, (ii) the consummation of the transactions contemplated by the Investment Agreement, (iii) the issuance of the New Sponsor Interests and New Noteholder Partnership Interests, (iv) the execution and delivery of the Amended and Restated Note Indenture and related collateral documents and issuance of the New Notes, and (v) the dissolution of HCS I, HCS II, and H.L.

8.6          Noteholder Newco.

On or before the Effective Date, Noteholder Newco will be converted into a Delaware corporation under Section 265 of the Delaware General Corporation Law.  All terms of the Plan may be put into effect and carried out without further action by Noteholder Newco’s officers, directors, members, or shareholders, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein.  A list of individuals who will serve as officers and directors of Noteholder Newco after the Effective Date and a summary of their qualifications and compensation will be contained in the Plan Supplement.

ARTICLE IX

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1          Assumption and Rejection of Contracts and Leases

On the Effective Date, Reorganized HCS hereby (i) assumes the executory contracts and unexpired leases on the Assumed Contract List, and (ii) rejects the executory contracts and unexpired leases on the Rejected Contract List.  Other than with respect to (i) executory contracts or unexpired leases that have been assumed or rejected by order of the Court prior to the Confirmation Date and (ii) the Management Services Agreement (and all insurance policies and group services provided thereunder),  Reorganized HCS hereby assumes any executory contract or unexpired lease to which it is a party that does not appear on either the Assumed Contract or Rejected Contract List.  Except with respect to executory contracts or leases that have been previously assumed by order of the Court prior to the Confirmation Date and as provided in Section 9.5 and 9.6, HCS I, HCS II, SCC and H.L. each hereby reject all executory contract or unexpired leases to which it is a party.  Notwithstanding the foregoing, if the Plan specifically provides for the modification of any agreement to which a Debtor is a party those specific terms will control the parties’ rights thereunder.  Each Debtor reserves its right to amend the Assumed Contract and Rejected Contract Lists at any time before the Confirmation Hearing.

9.2          Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, by Cure.  If the Assumed Contract List indicates a specific Cure amount for a contract or lease, the payment of the amount so specified shall be conclusively deemed to constitute Cure with respect to that contract or lease, and no other payment or performance on account of a prepetition default thereunder shall be required.  If the amount so specified is zero, no payment shall be required.  Notwithstanding the foregoing, if the other party to a contract or lease on the Assumed Contract List files, no later than the Rejected Damages Deadline, an objection disputing the Cure amount so specified with respect to its contract or lease, or otherwise raising an objection as to (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter relating to assumption, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption; if an objection to Cure is sustained by the Bankruptcy Court, the respective Reorganized Debtor, in its sole option, may elect to reject such executory contract or unexpired lease in lieu of assuming it.

9.3          Rejection Damages Deadline

The Rejection Damages Deadline shall be the 45th day after the Confirmation Date (or any later date that the Bankruptcy Court may set).  Any claim arising from the rejection of an executory contract or lease under the Plan that is not filed by the Rejection Damages Deadline is waived and shall be forever barred.

9.4          Deadline for 365(n) Election

If the rejection of an executory contract under the Plan gives rise to the right by the other party to such contract to make an election under Section 365(n) of the Bankruptcy Code either to treat such contract as terminated or to retain its rights under such contract, the other party to the contract will be deemed to elect to treat the contract as terminated unless the other party, within 45 days after the service of notice that the executory contract has been rejected, files and serves on the Reorganized Debtor and its counsel and on Noteholder Newco and its counsel a notice of its alternative election.

9.5          Indemnification Obligations

The Debtors’ obligations to indemnify their present and former directors, officers, or employees under their certificates of incorporation, by-laws, employee-indemnification policies, state law, or any agreement shall survive and be unaffected by the Plan’s confirmation, regardless of whether the right to indemnification arose before or after the Petition Date.

9.6          Retiree Benefits

The Debtors’ obligation, if any, to pay “retiree benefits,” as that term is defined in section 1114(a) of the Bankruptcy Code, shall continue, subject to the Debtors’ rights with respect thereto.

ARTICLE X

CONDITIONS PRECEDENT TO THE PLAN’S CONSUMMATION

10.1        Conditions to Confirmation

The occurrence of the Confirmation Date is subject to the satisfaction or due waiver of each of the following conditions precedent:

(i)            The Bankruptcy Court has entered the Confirmation Order, which is in form and substance reasonably acceptable to the Plan Proponents and the Plan Sponsors, which has, among other things, established the Postpetition Claims Bar Date and the Rejection Damages Deadline;

(ii)           The Debtors have filed the Plan Supplement with the Clerk of the Bankruptcy Court at least five Business Days before the date of the commencement of the Confirmation Hearing; and

(iii)          The aggregate amount of Allowed and Disputed HCS General Unsecured Claims is less than $13,000,000.

10.2        Effective Date

The Effective Date shall occur and the Plan shall become effective on the first Business Day that is at least 11 days after the Confirmation Date on which no stay of the Confirmation Order is in effect.

Notwithstanding the foregoing, Section 8.6 of the Plan shall become effective on the Confirmation Date.

10.3        Conditions to the Investor Closing Date

The Investor Closing Date shall occur upon the satisfaction or waiver of the conditions contained in the Investment Agreement and the consummation of the “Closing” under the Investment Agreement.

10.4        Waiver of Conditions

The Plan Proponents and the Plan Sponsors may jointly waive, in whole or in part, any condition set forth in Section 10.1(i) or 10.1(ii), without notice and without a hearing.  The Bondholder Committee may unilaterally waive, in whole or in part, the condition set forth in sectin 10.1(iii), without notice and without a hearing.  The failure to satisfy any condition not so waived will preclude occurrence of the Confirmation Date, regardless of the circumstances giving rise to the failure (including any action or inaction by any of the Plan Proponents).  The waiver of a condition in Section 10.1 shall not constitute a waiver of any other condition.

10.5        Effect of Failure of Conditions

If a condition specified in the Investment Agreement has not been satisfied or waived on or before June 30, 2005 (or any later date agreed to in writing by the Debtors, the Committees, and the Plan Sponsors on or before that date), (a) the Debtors shall file a notice that the Effective Date has not occurred with the Bankruptcy Court and serve it on the United States Trustee, the Committees, and the Plan Sponsors; (b) the Confirmation Order shall be vacated; (c) no distributions under the Plan shall be made; (d) the Debtors and all holders of claims or interests shall be restored to the position they were in as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, (e) the Debtors’ obligations with respect to all claims and interests shall remain unchanged, and nothing contained herein shall constitute or be deemed a waiver or release of or admission with respect to any claims or interest by, against, or in the Debtors or any other entity or prejudice in any manner the rights of the Debtors or any entity in further proceedings involving the Debtors and (f) all votes to accept or reject the Plan shall be deemed withdrawn.

ARTICLE XI

MODIFICATION; WITHDRAWAL

The Plan Proponents may modify the Plan either before or after its confirmation, to the fullest extent permitted under Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 with the prior written consent of the Committees.  The Debtors or the Bondholder Committee may withdraw the Plan at any time before the Effective Date.

ARTICLE XII

RETENTION OF JURISDICTION

Notwithstanding Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all proceedings in the Chapter 11 Cases arising under the Bankruptcy Code, arising in the Chapter 11 Cases, or arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, to the same extent as if each kind of such proceeding, and each proceeding over which any party asserts the Bankruptcy Court has jurisdiction, were listed in this Article.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1        Discharge

Except as otherwise provided in the Plan, HCS and SCC shall be discharged, effective on the Effective Date, from any claim that arose before the Effective Date, to the fullest extent provided by Section 1141 of the Bankruptcy Code.  Confirmation of the Plan and the occurrence of the Effective Date do not discharge HCS I, HCS II, or H.L.

13.2        Rights of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, Reorganized HCS and Reorganized SCC shall retain and may (but are not required to) enforce all or any Rights of Actions (excluding Excluded Causes of Action transferred to Noteholder Newco) and all other similar claims arising under applicable state laws, if any, and all other Rights of Action of a trustee under the Bankruptcy Code.  Reorganized HCS and Reorganized SCC, in their sole and absolute discretion, may determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing) and shall not be required to seek further approval of the Bankruptcy Court for such action.  Reorganized HCS and Reorganized SCC or any successors may pursue such litigation claims in accordance with the best interests of Reorganized HCS and Reorganized SCC or any successors holding such rights of action. In accordance with Section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, Noteholder Newco, as a representative of the estate appointed for this purpose, shall retain and may (but is not required to) enforce all or any Excluded Causes of Action.  In accordance with Section 5.5, Noteholder Newco may determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action.  Notwithstanding the foregoing, Avoidance Actions arising under Sections 547 or 549(b) of the Bankruptcy Code or similar state laws may be asserted by Reorganized HCS, Reorganized SCC or Noteholder Newco only by way of defense or to seek the disallowance of a claim under Section 502(d) of the Bankruptcy Code, and the right to an affirmative recovery under Sections 547 or 549(b) of the Bankruptcy Code is hereby waived and shall not be retained by Reorganized HCS, Reorganized SCC or Noteholder Newco.

13.3        Term of Injunctions or Stays

Unless otherwise provided herein, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Effective Date.

13.4        Termination of Committees’ Duties

On the Effective Date, the duties of all Committees shall terminate, except with respect to any pending appeal of an order entered in the Chapter 11 Cases and the prosecution of Professional Fee Claims, but the Bondholder Committee shall survive following the Effective Date for the limited purpose of ensuring the implementation of the Plan on behalf of holders of Debt Securities for a period not to exceed 90 days, unless otherwise extended by agreement between Noteholder Newco and the Bondholders’ Committee or by further order of the Court.  The reasonable fees and expenses of the Committees’ respective Professionals shall be paid by Noteholder Newco during the post-Effective Date period.

13.5        Exculpation and Limitation of Liability

To the maximum extent permitted by law, none of the Debtors, the Reorganized Debtors, the Estates, the Plan Sponsors, the Committees, the members of any Committee that served as a member thereof on or at any time after the Petition Date, U.S. Bank National Association, as indenture trustee, Noteholder Newco, nor any of their employees, officers, directors, agents, members, representatives, or the Professionals employed or retained by any of them, whether or not by Bankruptcy Court order (each, an “Exculpated Person”), shall have or incur liability to any entity for an act taken or omission made in good faith, whether taken or made before or after the Petition Date, in connection with or related to the formulation of the Plan, the Disclosure Statement, or a contract, instrument, release, or other agreement or document created in connection therewith, the solicitation of acceptances for or confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein, and all Exculpated Persons are exculpated from any such liability.

13.6        Binding Effect

The Plan shall be binding on and inure to the benefit of the Debtors, all present and former holders of claims against and interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, Noteholder Newco, and all other parties in interest in the Chapter 11 Cases.  The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that entity.

13.7        Payment of Statutory Fees

On or before the Effective Date, the Debtors shall pay all fees due under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing.  After the Effective Date, Noteholder Newco shall pay all such fees arising before the closing of the Chapter 11 Cases.

13.8        Severability of Plan Provisions

If, before confirmation, the Bankruptcy Court holds that any Plan provision is invalid, void, or unenforceable, the Plan Proponents may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination that each Plan provision, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

13.9        Consents

Each provision herein that requires or permits an entity to give its approval or consent or make a determination that a document or transaction is satisfactory, and any other provision of similar import, shall be construed to require that the entity give its approval or consent or make the required determination in good faith.

13.10      Computation of Time

Bankruptcy Rule 9006(a) governs the computation of any period of time prescribed or allowed by the Plan.

13.11      Notices

Any notice, request, or demand required or permitted to be given under the Plan shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail; and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:

To the Debtors and Reorganized HCS I, HCS II, and H.L.:

HOLLYWOOD CASINO SHREVEPORT

5601 Bridge Street

Suite 300

Fort Worth, Texas 76112

Att’n:  Mr. John Hull

with a copy to

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

300 South Grand Avenue

Los Angeles, California 90071

Att’n:     Richard Levin, Esq.

Telephone:                           (213) 687-5000

Facsimile:           (213) 687-5600

To the Bondholder Committee:

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 South Figueroa Street

Los Angeles, California 90071

Attn:  Robert Jay Moore, Esq.

To the Non-bondholder Committee:

HELLER, DRAPER, HAYDEN, PATRICK & HORN, L.L.C.

650 Poydras Street, Suite 2500

New Orleans, LA 70130

Attn:  William H. Patrick, III, Esq.

To the Plan Sponsors and Reorganized HCS and Reorganized SCC:

Eldorado Resorts LLC

Fourth & Virginia Streets

P.O. Box 3399

Reno, Nevada 89505

Attn:  Gary Carano

with a copy to:

MCDONALD CARANO WILSON LLP

100 West Liberty Street, 10th Floor

Reno, NV 89501

Attn:  A.J. Hicks, Esq.

To the Noteholder Newco:

with a copy to:

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 South Figueroa Street

Los Angeles, California 90071

Attn:  Robert Jay Moore, Esq.

ARTICLE XIV

NON-CONSENSUAL CONFIRMATION

The Plan Proponents and the Plan Sponsors request that the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code.

Dated:	March 3, 2005
Shreveport, Louisiana

SHREVEPORT CAPITAL CORPORATION

		By:	/s/ John Hull
			Name:	John Hull
			Title:	Chairman of the Board,
Chief Executive Officer and President

HOLLYWOOD CASINO SHREVEPORT

		By:	HCS I., Inc., as managing general partner

		By:	/s/ John Hull
			Name:	John Hull
			Title:	Chairman of the Board,
Chief Executive Officer and President

HCS I, INC.

		By:	/s/ John Hull
			Name:	John Hull
			Title:	Chairman of the Board,
Chief Executive Officer and President

HCS II, INC.

By:	/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

HWCC-LOUISIANA, INC.

By:	/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

s/ Seth Goldman
Pro Hac Vice
RICHARD LEVIN
GLENN WALTER
SETH GOLDMAN
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Facsimile: (213) 687-5600

-and-

R. PATRICK VANCE (Bar No. 13008)

CORINNE G. HUFFT (Bar No.  26892)

Jones, Walker, Waechter, Poitevent,

Carrère & Denègre, L.L.P.

201 St. Charles Avenue, 49th Floor

New Orleans, Louisiana 70170-5100

Telephone:  (504) 582-8000

Facsimile:  (504) 582-8010

Counsel for Debtors and HCS - Golf Course LLC

Exhibit A

Terms of New Notes

Issuer	Reorganized Hollywood Casino Shreveport and Reorganized Shreveport Capital Corporation

Guarantors	Plan Sponsors

Notes offered	$140,000,000 aggregate principal amount of 10% senior secured notes

Maturity	7 years

Interest

10% per annum. Interest will start to accrue on the earlier to occur of June 30, 2005 or the Grand Opening of rebranded Reorganized HCS. Interest will be paid in cash semi-annually in arrears payable February 1 and August 1 of each year beginning on February 1, 2006; provided, however, that up to four semi-annual interest payments may be paid by the issuance of additional New Notes with an aggregate principal amount equal to the interest due.

Ranking	The New Notes will be senior secured obligations of issuer ranking equal with all of issuer’s senior indebtedness and ranking senior to all of the issuer’s subordinated debt.

Security

The New Notes will be secured by a first priority security interest in substantially all of the issuers’ current and future assets. The liens of the holders of Debt Securities under the First Mortgage Note Indenture and Senior Secured Note Indenture and related collateral documents will be amended and restated and as amended will continue in full force and effect after the Effective Date as first priority perfected liens to secure the New Notes. Liens on HCS I’s and HCS II’s general partnership interests in HCS will remain in effect after the Effective Date and will secure the New Notes, until such partnership interests are canceled under the Plan on the

Investor Closing Date. On the Investor Closing Date, the Plan Sponsors will grant security interests in their general partnership interests in Reorganized HCS.

Basic Covenants of the Indenture	The Amended and Restated Note Indenture will contain a 2-1 debt incurrence test and will also contain restrictive covenants typical for a high yield offering.

Exhibit B

Preferred Partnership Distributions

Issuer	Reorganized HCS

Preferred Capital Contribution Amount	$20,000,000

Preferred Return

Commencing on the earlier to occur of June 30, 2005 or the Grand Opening of rebranded Reorganized HCS, the Preferred Capital Contribution Amount will accrue a preferred return of 13% per annum. The preferred return will compound quarterly.

Distributions

The Reorganized HCS Amended and Restated Joint Venture Agreement will provide a priority ahead of all distributions other than tax distributions for the use of distributable cash flow to reduce the accrued and unpaid preferred return and the Preferred Capital Contribution Amount.

On the eighth anniversary of the Effective Date, Reorganized HCS is required to distribute cash sufficient to reduce the Preferred Capital Contribution Amount to zero.

Exhibit C

Terms of New Noteholder Partnership Interests

Issuer	Reorganized HCS

Interests

The New Noteholder Partnership Interests will represent 25% of the partnership interests issued under the Plan and the Reorganized HCS Amended and Restated Joint Venture Agreement. The New Noteholder Partnership Interests will not have any voting authority except as required by law or as otherwise agreed by the Plan Sponsors.

Call Option by Reorganized HCS

Reorganized HCS will have the right to call all of the New Noteholder Partnership Interests (but not less than all of the New Noteholder Partnership Interests) at any time after a full fiscal year of operations following the Effective Date where Reorganized HCS’s trailing EBITDAM for the four fiscal quarters preceding the date of the call exceeds $30,000,000. If Reorganized HCS exercises the call option, the price for the New Noteholder Partnership Interests would be 25% of six (6) times the four fiscal quarter trailing EBITDAM, minus debt including the New Notes, minus accrued and unpaid preferred return and the Preferred Capital Contribution Amount, plus available cash. A call payment would not be a Restricted Payment under the Amended and Restated Note Indenture.

Put Option by Noteholder Newco

Noteholder Newco shall have the right to put all of the New Noteholder Partnership Interests (but not less than all of the New Noteholder Partnership Interests) to Reorganized HCS for purchase at any time after a full fiscal year of operations following the Effective Date where Reorganized HCS’s trailing EBITDAM for the four fiscal quarters preceding the date of the put exceeds $30,000,000. If the holder of the New Noteholder Partnership Interests exercise the put and requires Reorganized HCS to purchase the New Noteholder Partnership Interests, the price for the New Noteholder Partnership Interests would be 25% of five and one-half (5.5) times the four fiscal quarter trailing EBITDAM, minus debt including New Notes, minus accrued and unpaid preferred return and the Preferred Capital Contribution Amount, plus available cash. A put payment would not be a Restricted Payment under the Amended and Restated Note Indenture.

Board observation rights

Unless prohibited by the applicable gaming authorities, subject to execution of a confidentiality agreement in form reasonably acceptable to the managing partner of Reorganized HCS, Noteholder Newco will have the right to attend all meetings of the Board of Managers (or other governing body) of the managing partner that address items relating to the operation of HCS.

Exhibit D

Investment Agreement

Exhibit E

Excluded Causes of Action

1) Any Rights of Action against Shreveport Paddlewheels, L.L.C. or its affiliates

2) Any Rights of Actions against holders of Disputed Claims in Class 7

3)  Any Rights of Action against Black Diamond

Exhibit F

Terms of Noteholder Newco Interests

Issuer	Noteholder Newco

Equity Interest	100% of equity interests of Noteholder Newco